Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO

Arthur R. Zunker, Jr. Senior Vice President & CFO
News For Immediate Release
EAGLE MATERIALS INC. REPORTS
HIGHEST THIRD QUARTER NET EARNINGS (UP 51%) AND DILUTED
EPS (UP 57%) IN COMPANY HISTORY AND
RAISES ANNUAL EARNINGS GUIDANCE
     (Dallas, TX January 25, 2006): Eagle Materials Inc. (NYSE: EXP and EXP.B) today reported financial results for the third quarter of fiscal 2006 ended December 31, 2005 and raised its fiscal 2006 earnings guidance. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our third quarter results:
•	HIGHEST THIRD QUARTER OPERATING EARNINGS IN WALLBOARD AND CEMENT IN OUR HISTORY

•	RECORD HIGH THIRD QUARTER SALES VOLUME IN WALLBOARD

•	WALLBOARD AVERAGE NET SALES PRICE INCREASED 32% FROM LAST YEAR’S THIRD QUARTER

•	RECORD HIGH THIRD QUARTER SALES VOLUME IN CEMENT

•	HIGHEST QUARTERLY CEMENT AVERAGE NET SALES PRICE IN OUR HISTORY — INCREASED 16% FROM LAST YEAR’S THIRD QUARTER

•	REPURCHASED NEARLY 1.0 MILLION SHARES OF OUR STOCK (5%) IN THE THIRD QUARTER
     For the quarter ended December 31, 2005, revenues and net earnings were $211.5 million and $39.0 million, respectively. Revenues increased 41% over the prior year third quarter and net earnings increased 51% over the same period last year. Diluted earnings per share for the third quarter of fiscal 2006 were $2.20 compared with $1.40 in the same period a year ago, a 57% increase.
     The Company also raised its earnings guidance for fiscal 2006 to a range of $8.50 to $8.70 per diluted share, and expects to report earnings ranging from $2.00 to $2.20 per diluted share for the fourth quarter of fiscal 2006 ending March 31, 2006.
     Eagle remains well positioned to continue to achieve outstanding financial results given our low cost operations, which supply building materials to a strong construction industry. According to the U.S. Census Bureau, total construction spending during November 2005 was estimated at a seasonally adjusted annual rate of $1.1 trillion, 8% above the November 2004 estimate. The Gypsum Association reported approximately 36.2 billion square feet of wallboard was shipped by U.S. manufacturers in calendar 2005, a 5.4% increase over the prior record year. For calendar year 2006, we expect Wallboard demand to remain strong and supply to be tight (with 95%+ industry capacity utilization). Wallboard pricing remains strong and an average $20 per thousand square feet (MSF) price increase was implemented in mid-December 2005 in all of our wallboard markets. Also, national demand for cement remains at record levels outpacing last year’s consumption by approximately 5.7% through October 2005 according to the U.S. Geological Survey with imports projected to fulfill over 25% of the U.S. construction industry demand this year. Low inventories and strong demand continue to put upward pressure on cement pricing. We implemented price increases ranging from $8 to $10 per ton on January 1st, in our Wyoming, Utah, Colorado and Texas cement markets. Price increases ranging from $5 to $10 per ton have been announced for our Illinois, Nevada and California cement markets for early Spring.
GYPSUM WALLBOARD
     Gypsum Wallboard revenues for the third quarter totaled $122 million, a 40% increase over the $87 million for the same quarter a year ago. Gypsum Wallboard’s third quarter operating earnings were $39 million, up 93% from the $20 million for the same quarter last year. The revenue and earnings gain for the quarter resulted from higher sales prices and record third quarter sales volume. The average net sales price for this fiscal year’s third quarter was $144 per MSF, 32% greater than the $109 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 699 million square feet (MMSF) for the quarter increased 11% from the prior year’s third quarter.
CEMENT
     Operating earnings from Cement increased 38% to $20 million for the third quarter this year from $14 million for the same quarter last year. The earnings gain was due primarily to a record high average net sales price, record third quarter sales volumes and the positive impact of the Illinois Cement acquisition. Cement revenues, including joint venture and intersegment sales, for the third quarter totaled $67 million, 36% greater than the $49 million for the same quarter a year ago. Nearly $8 million of the revenue gain is attributable to the acquisition of our partner’s 50% interest in Illinois Cement Company, which closed in the fourth quarter of fiscal 2005. Cement sales volume for the third quarter totaled 746,000 tons, 19% above the 627,000 tons for the same quarter last year. To meet these strong market requirements, Eagle increased its lower margin purchased cement sales volumes for the quarter to approximately 165,000 tons, up 69% over last year’s quarter.
PAPERBOARD
     Eagle’s Paperboard operation reported third quarter revenues (including sales to Eagle’s Wallboard operations — see Attachment 4 for a detail of intersegment revenues) of $31 million which is nearly even with last year’s third quarter. Paperboard operating earnings of $4 million for the third quarter this year were down 29% from last year’s third quarter operating earnings due primarily to increased energy costs and sales of lower margin containerboard grade paper. For this year’s third quarter, Paperboard sales volume was 67,000 tons, down 3% from last year’s sales volume of 69,000 tons. This year’s third quarter average net sales price of $463 per ton was a third quarter record and was 2% above last year’s third quarter average net sales price of $454 per ton.
CONCRETE AND AGGREGATES
     Revenues from Concrete and Aggregates were $22 million for this year’s third quarter, 36% greater than the $16 million for the third quarter a year ago. Concrete and Aggregates reported a $1.3 million operating profit for this year’s third quarter, up 41% from the $0.9 million operating profit for the same quarter last year, due to increased pricing and volume in both of our markets.

     Concrete sales volume increased 21% for the third quarter this year to 210,000 cubic yards from 173,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $64.32 per cubic yard for the third quarter of fiscal 2006 was a record and was 18% higher than the $54.36 per cubic yard for the third quarter a year ago. Our Aggregates operation reported sales volume of 1.4 million tons for the current quarter, 13% greater than the 1.2 million tons reported in the third quarter last year. Our Aggregates quarterly average net sales price was a record high $5.91 per ton during the third quarter and was 14% above last year’s third quarter Aggregates average net sales price.
DETAILS OF FINANCIAL RESULTS
     We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
     Our results for the third quarter of fiscal 2006 include 100% of Illinois Cement Company. During the third quarter of fiscal 2005, Illinois Cement Company was a 50% owned joint venture and was accounted for utilizing the equity method of accounting.
     In addition, for segment reporting purposes we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

     Eagle is holding an investor conference on January 26, 2006 at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). During that investor conference, Eagle’s senior management will discuss the financial results, forward looking information and other matters. The investor conference will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.
###
     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s beliefs at the time the statements were made regarding future events which are subject to significant risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including without limitation increases in the cost of natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) or transportation could affect the revenues or operating earnings of our operations. In addition, changes in national and regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s results of operations. These and other factors are described in the Annual Report on Form 10-K for the Company for the fiscal year ended March 31, 2005. This report is filed with the Securities and Exchange Commission and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.
For additional information, contact at 214/432-2000.
Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (Quarter)
(3) Revenues and Earnings by Lines of Business (Nine Months)
(4) Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(5) Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

	Quarter Ended December 31,
	2005	2004	Change
Revenues	$211,515	$149,802	41%
Earnings Before Income Taxes	$58,866	$37,935	55%
Net Earnings	$38,987	$25,867	51%
Earnings Per Share:
— Basic	$2.23	$1.41	58%
— Diluted	$2.20	$1.40	57%
Average Shares Outstanding:
— Basic	17,518,921	18,314,248	-4%
— Diluted	17,746,156	18,529,155	-4%

	Nine Months Ended December 31,
	2005	2004	Change
Revenues	$638,098	$463,205	38%
Earnings Before Income Taxes	$174,777	$119,346	46%
Net Earnings	$117,217	$79,199	48%
Earnings Per Share:
— Basic	$6.59	$4.29	54%
— Diluted	$6.50	$4.24	53%
Average Shares Outstanding:
— Basic	17,789,951	18,450,206	-4%
— Diluted	18,022,828	18,660,612	-3%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended December 31,
	2005	2004	Change
Revenues*

Gypsum Wallboard	$122,450	$87,199	40%
	58%	58%
Cement (Wholly Owned) **	50,311	27,891	80%
	24%	19%
Paperboard	17,156	18,885	-9%
	8%	13%
Concrete & Aggregates	21,598	15,827	36%
	10%	10%
Other, net	—	—	—%
	0%	0%

Total	$211,515	$149,802	41%
	100%	100%

Operating Earnings

Gypsum Wallboard	$38,856	$20,121	93%
	61%	49%
Cement:
Wholly Owned **	14,005	6,788	106%
Joint Venture **	6,052	7,708	-21%

	20,057	14,496	38%
	31%	35%
Paperboard	4,195	5,903	-29%
	7%	14%
Concrete & Aggregates	1,321	937	41%
	2%	2%
Other, net	(348)	(137)	-154%
	-1%	0%

Total Operating Earnings	64,081	41,320	55%
	100%	100%

Corporate General Expenses	(3,835)	(2,810)
Interest Expense, net	(1,380)	(575)

Earnings Before Income Taxes	$58,866	$37,935	55%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Reflects purchase of the other 50% interest in Illinois Cement Company.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Nine Months Ended December 31,
	2005	2004	Change
Revenues*

Gypsum Wallboard	$344,394	$261,295	32%
	54%	56%
Cement (Wholly Owned) **	168,105	92,247	82%
	26%	20%
Paperboard	55,153	55,753	-1%
	9%	12%
Concrete & Aggregates	68,167	53,717	27%
	11%	12%
Other, net	2,279	193	1,081%
	0%	0%

Total	$638,098	$463,205	38%
	100%	100%

Operating Earnings

Gypsum Wallboard	$103,782	$59,983	73%
	55%	47%
Cement:
Wholly Owned **	40,266	22,885	76%
Joint Venture **	18,461	21,421	-14%

	58,727	44,306	33%
	31%	34%
Paperboard	17,447	19,845	-12%
	9%	16%
Concrete & Aggregates	7,999	5,550	44%
	4%	4%
Other, net	1,932	(776)	349%
	1%	-1%

Total Operating Earnings	189,887	128,908	47%
	100%	100%

Corporate General Expenses	(10,900)	(7,408)
Interest Expense, net	(4,210)	(2,154)

Earnings Before Income Taxes	$174,777	$119,346	46%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

**	Reflects purchase of the other 50% interest in Illinois Cement Company.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2005	2004	Change	2005	2004	Change

Gypsum Wallboard (MMSF’s)	699	628	11%	2,108	1,933	9%

Cement (M Tons):
Wholly Owned	556	340	64%	1,908	1,151	66%
Joint Venture	190	287	-34%	623	976	-36%

	746	627	19%	2,531	2,127	19%
Paperboard (M Tons):
Internal	28	27	4%	86	83	4%
External	39	42	-7%	123	126	-2%

	67	69	-3%	209	209	0%

Concrete (M Cubic Yards)	210	173	21%	683	590	16%

Aggregates (M Tons)	1,396	1,230	13%	4,584	4,114	11%

	Average Net Sales Price*
	Quarter Ended			Nine Months Ended
	December 31,			December 31,
	2005	2004	Change	2005	2004	Change
Gypsum Wallboard (MSF)	$143.98	$108.95	32%	$131.85	$106.68	24%
Cement (Ton)	$83.24	$71.75	16%	$81.34	$69.94	16%
Paperboard (Ton)	$462.95	$453.50	2%	$463.93	$452.64	2%
Concrete (Cubic Yard)	$64.32	$54.36	18%	$61.32	$54.19	13%
Aggregates (Ton)	$5.91	$5.19	14%	$5.83	$5.28	10%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Intersegment Revenues:
Cement	$1,345	$791	$4,622	$2,569
Paperboard	14,322	13,133	43,722	40,819
Concrete and Aggregates	306	210	1,164	832

	$15,973	$14,134	$49,508	$44,220

Cement Revenues:
Wholly Owned	$50,311	$27,891	$168,105	$92,247
Joint Venture	14,893	20,147	47,719	66,927

	$65,204	$48,038	$215,824	$159,174

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,		March 31,
	2005	2004	2005*
ASSETS

Current Assets —

Cash and Cash Equivalents	$60,174	$18,539	$7,221

Accounts and Notes Receivable, net	80,231	59,164	70,952

Inventories	67,111	46,609	63,482

Total Current Assets	207,516	124,312	141,655

Property, Plant and Equipment —	837,423	725,694	788,447

Less: Accumulated Depreciation	(290,902)	(255,555)	(264,088)

Property, Plant and Equipment, net	546,521	470,139	524,359

Investments in Joint Ventures	25,642	47,323	28,181

Goodwill	68,013	40,290	66,960

Other Assets	15,992	15,599	18,846

	$863,684	$697,663	$780,001

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities —

Note Payable	$—	$30,100	$30,800

Accounts Payable and Accrued Liabilities	114,773	86,654	91,069

Current Portion of Long-term Debt	—	80	—

Total Current Liabilities	114,773	116,834	121,869

Long-term Debt	200,000	—	54,000

Deferred Income Taxes	115,828	107,228	118,764

Stockholders’ Equity —

Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 8,686,786, 9,680,124 and 9,726,009 Shares, respectively. Class B Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding, 8,111,884, 8,655,769 and 8,499,269 Shares, respectively.	168	183	182

Capital in Excess of Par Value	—	143	—

Accumulated Other Comprehensive Losses	(1,842)	(1,877)	(1,842)

Unamortized Restricted Stock	(481)	(565)	(557)

Retained Earnings	435,238	475,717	487,585

Total Stockholders’ Equity	433,083	473,601	485,368

	$863,684	$697,663	$780,001

*	From audited financial statements.